UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan Agreement

On July 11, 2022, Zoned Arizona Properties, LLC (“Zoned Arizona”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”), dated as of July 11, 2022, by and between Zoned Arizona and East West Bank (the “Bank”). Pursuant to the terms of the Loan Agreement, subject to and upon the satisfaction of the terms and conditions of the Loan Agreement, Zoned Arizona may request advances under a multiple access loan (“MAL”) during the MAL Advance Period (as hereinafter defined) in an aggregate outstanding amount not to exceed $4.5 million. The “MAL Advance Period” means the shorter of (i) a period of one year from July 11, 2022, or (ii) a period commencing on July 11, 2022 and ending on the date that Zoned Arizona makes the Early Amortization Election (as hereinafter defined). On July 11, 2022, Zoned Arizona paid the Bank a $45,000 loan fee. Amounts borrowed under the MAL may not be re-borrowed.

The proceeds of each advance under the MAL may be used by Zoned Arizona to refinance the real property at 410 S. Madison Drive, Tempe, AZ 85251 (the “Property”) or to conduct certain acts related to the acquisition, improvement and maintenance of real property. On termination of the MAL, all unpaid principal, unpaid and accrued interest, and all other amounts due under the MAL will be immediately due and payable.

At any time before July 11, 2023, Zoned Arizona may elect to commence paying principal together with interest on the MAL in accordance with the repayment terms set forth in the variable rate note initially evidencing the MAL, executed by Zoned Arizona in favor of the Bank (the “Note”). If Zoned Arizona makes the Early Amortization Election, then (i) Zoned Arizona will not be entitled to any further advances under the MAL, and (ii) the 25-year amortization schedule referenced in the Note will be from the date Zoned Arizona makes the Early Amortization Election.

Provided that Zoned Arizona has previously drawn one or more advances equal to or greater than $1 million under the MAL, at any time during the MAL Advance Period, Zoned Arizona may elect to reset as to such advances from the variable interest rate set forth in the Note to a fixed interest rate for the remaining term of the MAL (the “Fixed Rate Option”). In the event Zoned Arizona elects the Fixed Rate Option for any advances, such advances will become subject to a new SWAP note (a “SWAP Note”) in a principal amount of at least $1 million based on an interest rate equal to the prime rate then in existence as of the effective date of the new SWAP Note plus 0.75%.

The Loan Agreement contains representations, warranties and covenants customary for a transaction of this type. Among other things, the Loan Agreement provides as follows: (a) upon the occurrence of an event of default, the outstanding principal balance of the MAL will not at any time exceed 65% of the Property’s most recent appraised value; (b) upon the occurrence of an event of default, Zoned Arizona will maintain a minimum Non-Cannabis Debt Service Coverage Ratio (as hereinafter defined) of 1.40 to 1.00; (c) Zoned Arizona will at all times maintain a minimum debt service coverage ratio of 1.50 to 1.0; and (d) Zoned Arizona and the Company, collectively, will maintain at all times, liquid assets of at least the sum of all tenant securities deposits under leases, plus $350,000 in operating reserves.

A copy of the Loan Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The above description of the Loan Agreement is qualified in its entirety by reference to the complete text of the Loan Agreement.

Variable Rate Note

Pursuant to the terms of the Loan Agreement, on July 11, 2022, Zoned Arizona issued the Note to the Bank. The Note has an original principal amount of up to $4.5 million. The Bank agreed to make advances to Zoned Arizona from time to time under the MAL pursuant to the terms of the Loan Agreement. In the event Zoned Arizona elects pursuant to the terms of the Loan Agreement to trigger the Fixed Rate Option as to certain advances, and on each such election by Zoned Arizona, the terms of the Note will cease to apply as to such advances upon Zoned Arizona satisfying all of the applicable conditions set forth in the Loan Agreement, including without limitation Zoned Arizona entering into a new SWAP Note for such advances. Concurrently therewith, the amount available to be advanced under the Note will immediately be reduced on a dollar for dollar basis equal to the amount of the advances which have become subject to such Swap Note.

All advances under the MAL bear interest at a variable rate equal to the greater of (a) the prime rate plus 2%, or (b) a floor rate equal to the sum of the prime rate as of July 11, 2022 plus 2.25%. From July 11, 2022 to July 11, 2023, Zoned Arizona agreed to make interest payments on the outstanding principal balance of the MAL. From and after July 11, 2023 and continuing until July 11, 2028 (the “Maturity Date”), Zoned Arizona will pay principal together with interest on the MAL in 60 monthly installments based on the interest rate set forth in the Note and a principal amortization schedule of 25 years from July 11, 2023 (or if Zoned Arizona makes the Early Amortization Election, from the date such election is made).

Zoned Arizona may prepay the outstanding principal under the Note, at any time, subject to the provisions of the Note. If Zoned Arizona prepays all, but not less than all, of the outstanding principal balance of the MAL at any time until July 11, 2023, then Zoned Arizona will also pay a premium equal to 1% of the amount prepaid.

A copy of the Note is attached as Exhibit 10.2 hereto and incorporated herein by reference. The above description of the Note is qualified in its entirety by reference to the complete text of the Note.

Guaranty

Also on July 11, 2022 and pursuant to the terms of the Loan Agreement, the Company executed a Guaranty (the “Guaranty”) in favor of the Bank, pursuant to which the Company agreed to guarantee all indebtedness of Zoned Arizona to the Bank arising under or in connection with the MAL or any of the loan documents.

The Guaranty contains representations and warranties customary for a transaction of this type.

A copy of the Guaranty is attached as Exhibit 10.3 hereto and incorporated herein by reference. The above description of the Guaranty is qualified in its entirety by reference to the complete text of the Guaranty.

Security Agreement

Pursuant to the terms of the Loan Agreement, on July 11, 2022, Zoned Arizona entered into a Security Agreement-Deposit Account (the “Security Agreement”) by and between Zoned Arizona and the Bank. Pursuant to the terms of the Security Agreement, Zoned Arizona granted to the Bank a continuing security interest in the identified bank account maintained by Zoned Arizona.

The Security Agreement contains representations and warranties customary for a transaction of this type.

A copy of the Security Agreement is attached as Exhibit 10.4 hereto and incorporated herein by reference. The above description of the Security Agreement is qualified in its entirety by reference to the complete text of the Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Note is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2022, the holders of 100% of the issued and outstanding shares of the Company’s preferred stock (i) approved Zoned Arizona’s borrowing of the MAL pursuant to the terms and conditions of the Loan Agreement and the other loan documents, (ii) approved the Guaranty, and the transactions set forth in the Guaranty, the Company’s entry into the Guaranty, and (iii) authorized the officers of the Company to cause the Company to enter into the Guaranty and to cause the Company and Zoned Arizona to enter into the Loan Agreement and the other loan documents and to consummate the transactions set forth in the Guaranty.

Item 7.01. Regulation FD Disclosure.

On July 12, 2022, the Company issued a press release announcing that it had secured the MAL.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 11, 2022, by and between Zoned Arizona Properties, LLC and East West Bank.
10.2	Variable Rate Note, dated as of July 11, 2022, issued by Zoned Arizona Properties, LLC in favor of East West Bank.
10.3	Guaranty, dated as of July 11, 2022, executed by Zoned Arizona Properties, LLC in favor of East West Bank.
10.4	Security Agreement – Deposit Account, dated as of July 11, 2022, by and between Zoned Arizona Properties, LLC and East West Bank.
99.1	Press release of the registrant dated June 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: July 12, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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